Exhibit 99.1

Investment Proceeds to Accelerate Fractional Program Growth

KINSTON, NC (January 26, 2024) – flyExclusive (NYSEAMERICAN: FLYX) (“flyExclusive” or the “Company”), a publicly-traded provider of premium private jet charter experiences, today announced the execution of a two-year revolving credit facility for up to $25.8 million with ETG FE LLC, an investment vehicle managed by EnTrust Global.

As part of its strategic initiatives to accelerate operational excellence, grow the business, and execute its strategic plan to become the nation’s first fully vertically integrated private aviation company, flyExclusive will use the proceeds to support the continued evolution of the company’s fractional aircraft program.

“We believe this facility is a strong vote of confidence in flyExclusive’s strategy and continued initiatives to increase growth and profitability” said Jim Segrave, Founder and CEO of flyExclusive. “We look forward to the continued partnership with ETG FE LLC and EnTrust Global, and believe this facility marks an important milestone in our journey to provide customers with the highest level of comfort, safety, and quality.”

The investment comes at an exciting time for flyExclusive as it executes its business strategy. In December 2023, the company announced the completion of its business combination with EG Acquisition Corp. sponsored by EnTrust Global and GMF Capital.

In October 2023, the Company announced that the Global TransPark secured a $30 million investment from the State of North Carolina to fund a new headquarters and cutting-edge pilot training center. As bottlenecks within the industry have increased, flyExclusive prioritizes vertical integration throughout its operations to minimize industry challenges and maintain its consistent position as a leader in luxury private jet travel.

About flyExclusive

flyExclusive is a vertically integrated, FAA regulated operator of private jet experiences offering customers on-demand charter, Jet Club, and fractional jet services to destinations across the globe. As one of the world’s largest owner/operators of Cessna Citation aircraft, flyExclusive owns a floating fleet of more than 100 light to heavy jets. The company manages all aspects of the customer experience, ensuring that every flight is on a modern, comfortable, and safe aircraft. flyExclusive’s in-house Maintenance, Repair and Overhaul services, including paint, interiors, and avionics capabilities, are provided from its campus headquarters in Kinston, North Carolina. To learn more, visit www.flyexclusive.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: the ability of the Company to repay its debt; management of growth; the outcome of any legal proceedings; the ability to maintain the listing of the Company’s securities on a national securities exchange; volatility of the price of the Company’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which flyExclusive operates, variations in operating performance across competitors, changes in laws and regulations affecting flyExclusive’s business; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; and the risk of downturns and a changing regulatory landscape in the highly competitive aviation industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of flyExclusive’s registration statement on Form S-1 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Media Contact: Jillian Wilson, Marketing Specialist

media@flyexclusive.com

Investor Relations Contact: Sloan Bohlen, Solebury Strategic Communications

investors@flyexclusive.com